UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2020
MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 4, 2020, MiMedx Group, Inc. (the "Company") entered into a Stipulation and Agreement of Settlement to resolve four previously disclosed shareholder derivative actions.

On October 8, 2020, the United States District Court for the Northern District of Georgia (the "Court"), issued an order granting preliminary approval of the settlement, which consists of various corporate governance reforms and payments of plaintiffs' attorneys' fees and expenses in the amount of $3,500,000. A hearing to determine whether the Court should issue a final order approving the proposed settlement has been scheduled for December 21, 2020. If the settlement is approved by the Court, the Company's insurance carrier will fund the entire monetary aspect of the settlement and the derivative actions will be dismissed with prejudice.

Attached as Exhibit 99.1 to this report is the Notice of Pendency and Proposed Settlement of the Shareholder Derivative Actions ("Notice of Proposed Settlement"), describing, among other things, the background of the claims and the settlement and providing that any objections to the settlement must be made by shareholders of the Company on or before December 7, 2020 in the manner described in the Notice of Proposed Settlement. The Notice of Proposed Settlement should be read in conjunction with the Stipulation and Agreement of Settlement dated September 4, 2020, which has been filed with the Court and is attached as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions.
99.2	Stipulation and Agreement of Settlement.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: October 22, 2020	By:	/s/ Peter M. Carlson
Peter M. Carlson Chief Financial Officer